                                           INDEPENDENT AUDITORS' CONSENT
                                           -----------------------------

The Board of Trustees
Oppenheimer Discovery Fund:

We consent to the use in this Registration Statement of Oppenheimer Discovery Fund of our report dated October
19, 2001, included in the Statement of Additional Information, which is part of such Registration Statement, and to the references to our firm under the headings "Financial Highlights" appearing in the Prospectus, which is also part of such Registration Statement and "Independent Auditors" appearing in the Statement of Additional
Information.

                                                     /s/ KPMG LLP
                                                     ------------
                                                     KPMG LLP

Denver, Colorado
January 22, 2002